UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2023

Healthpeak Properties, Inc.

(Exact name of registrant as specified in its charter)

Maryland	001-08895	33-0091377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4600 South Syracuse Street, Suite 500

Denver, CO 80237

(Address of principal executive offices, including zip code)

(720) 428-5050

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 par value	PEAK	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On February 7, 2023, the company formerly known as Healthpeak Properties, Inc., a Maryland corporation (“Old Healthpeak”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with the company formerly known as New Healthpeak, Inc., a Maryland corporation (“Holdco”), which from its formation until the effective time of the Merger (the “Effective Time”) was a wholly owned subsidiary of Old Healthpeak, and Healthpeak Merger Sub, Inc., a Maryland corporation (“Merger Sub”), which was a wholly owned subsidiary of Holdco. The purpose of the transactions contemplated by the Merger Agreement was for Old Healthpeak to implement a corporate reorganization into a new holding company structure commonly referred to as an Umbrella Partnership Real Estate Investment Trust, or UPREIT (the “Reorganization”).

Effective on February 10, 2023, pursuant to the Merger Agreement, Merger Sub merged with and into Old Healthpeak, with Old Healthpeak continuing as the surviving corporation and a wholly owned subsidiary of New Healthpeak (the “Merger”). As part of the Merger, Old Healthpeak’s name was changed to Healthpeak Properties Interim, Inc., and, effective immediately after the Effective Time, Holdco’s name was changed to Healthpeak Properties, Inc. In this Current Report, we refer to Holdco after the Merger as “New Healthpeak” or the “Company.”

The Merger was conducted in accordance with Section 3-106.2 of the Maryland General Corporation Law. Accordingly, the Merger did not require the approval of Old Healthpeak’s stockholders, and the Merger did not give rise to statutory dissenters’ rights.

In accordance with the Merger Agreement, at the Effective Time, (a) the separate existence of Merger Sub ceased; and (b) each issued and outstanding share of Old Healthpeak common stock immediately prior to the Effective Time was converted on a share-for-share basis into an issued and outstanding share of New Healthpeak common stock, having the same designations, rights, powers and preferences and the qualifications, limitations and restrictions and other terms as the corresponding share of Old Healthpeak common stock that was converted. Accordingly, each stockholder of Old Healthpeak immediately before the Effective Time owned, immediately after the Effective Time, shares of New Healthpeak common stock in the same amounts and percentages as such stockholder owned in Old Healthpeak immediately before the Effective Time. The conversion of stock took place automatically without an exchange of stock certificates at the Effective Time. Any certificates representing outstanding Old Healthpeak common stock are deemed to represent the same number and type of shares of New Healthpeak common stock. New Healthpeak replaced Old Healthpeak as the public company listed on the New York Stock Exchange (the “NYSE”) and New Healthpeak common stock is trading on the NYSE on an uninterrupted basis under the existing symbol “PEAK” and has retained the CUSIP number of 42250P103.

In connection with the Reorganization and immediately following the Merger, Old Healthpeak converted from a Maryland corporation to a Maryland limited liability company named Healthpeak OP, LLC effective February 10, 2023 (the “LLC Conversion”). In this Current Report, we refer to Old Healthpeak after the effectiveness of the LLC Conversion as “Healthpeak OP.”

Following the Merger, the business, management and board of directors of New Healthpeak was identical to the business, management and board of directors of Old Healthpeak immediately before the Merger, except that the business of the company is expected to be conducted exclusively through Healthpeak OP. The consolidated assets and liabilities of New Healthpeak immediately following the Merger were identical to the consolidated assets and liabilities of Old Healthpeak immediately prior to the Merger. New Healthpeak does not hold any assets directly other than its ownership interest in Healthpeak OP and certain de minimis assets that may be held for certain administrative functions. None of the properties owned by Old Healthpeak or its subsidiaries or any interests therein have been or will be transferred as part of the Reorganization. All material indebtedness of Old Healthpeak immediately prior to the Merger remained the indebtedness of Old Healthpeak after the Merger. Following the LLC Conversion, Healthpeak OP remains the borrower under Old Healthpeak’s $3.0 billion senior unsecured revolving credit facility and $500.0 million senior unsecured term loan facility and Healthpeak OP remains the obligor under all of Old Healthpeak’s outstanding senior notes.

The purpose of this Current Report on Form 8-K12B is to disclose matters in connection with the completion of the Merger and to provide notice pursuant to Rule 12g-3(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that, following the Merger, New Healthpeak became the successor issuer to Old Healthpeak. More specifically, pursuant to Exchange Act Rule 12g-3(a), shares of the New Healthpeak common stock, par value $1.00 per share (“New Healthpeak common stock”), issued in connection with the Merger are deemed registered under Section 12(b) of the Exchange Act.

Item 1.01	Entry into a Material Definitive Agreement

The information set forth above under Explanatory Note is incorporated hereunder by reference.

LLC Agreement

As disclosed above, the LLC Conversion became effective as of February 10, 2023. At the effective time of the LLC Conversion, New Healthpeak and Healthpeak OP entered into the Operating Agreement of Healthpeak OP, LLC (the “LLC Agreement”). New Healthpeak is the managing member of, owns 100% of the limited liability company interests of and exercises exclusive control over Healthpeak OP. A summary of the material terms of the LLC Agreement is set forth below. The following summary of the LLC Agreement is qualified in its entirety by reference to the applicable provisions of Maryland law and the terms and conditions of the LLC Agreement, which is filed herewith as Exhibit 10.1 and incorporated by reference herein.

General

Following the LLC Conversion, substantially all of New Healthpeak’s assets will be held by, and substantially all of New Healthpeak’s operations will be conducted through, Healthpeak OP, either directly or through its subsidiaries. In connection with the LLC Conversion, New Healthpeak became the managing member (in such capacity, the “managing member”) of Healthpeak OP. Healthpeak OP is also authorized to issue a class of units of membership interest designated as LTIP Units (as defined herein) and additional classes of units of membership interest, each having the terms described below. The common units are not, and LTIP Units (to the extent any are issued) will not be, listed on any exchange nor are the common units quoted, nor will LTIP Units (to the extent any are issued) be quoted, on any national market system.

Provisions in the LLC Agreement may delay or make more difficult unsolicited acquisitions of the managing member or changes in its control. These provisions could discourage third parties from making proposals involving an unsolicited acquisition of the managing member or change of its control, although some stockholders might consider such proposals, if made, desirable. These provisions also make it more difficult for third parties to alter the management structure of Healthpeak OP without the concurrence of the managing member’s board of directors. These provisions include, among others:

•	redemption rights of members and certain assignees of common units;

•	transfer restrictions on common units and other membership interests;

•	a requirement that the managing member may not be removed as the managing member of Healthpeak OP without its consent;

•	the managing member’s ability in some cases to amend the LLC Agreement and to cause Healthpeak OP to issue preferred membership interests in Healthpeak OP with terms that the managing member may determine, in either case, without the approval or consent of any non-managing member; and

•	the right of the non-managing members to consent to certain transfers of the managing member’s membership interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise).

Purpose, Business and Management

Healthpeak OP was formed for the purpose of conducting any business, enterprise or activity permitted by or under the Maryland Limited Liability Company Act, directly or through one or more partnerships, joint ventures, subsidiaries, business trusts, limited liability companies or similar arrangements.

In general, the board of directors of the managing member manages the business and affairs of Healthpeak OP by directing its business and affairs (including through the officers of the managing member), in the managing member’s capacity as the sole managing member of Healthpeak OP. Except as otherwise expressly provided in the LLC Agreement and subject to the rights of holders of any class or series of membership interest, all management powers over the business and affairs of Healthpeak OP are exclusively vested in the managing member, in its capacity as the sole managing member of Healthpeak OP, and no member will have any right to participate in or exercise control or management power over the business and affairs of Healthpeak OP. The managing member may not be removed as the managing member of Healthpeak OP, with or without cause, without its consent, which it may give or withhold in its sole and absolute discretion.

Restrictions on Managing Member’s Authority

The LLC Agreement prohibits the managing member, in its capacity as managing member, from taking any action that would make it impossible to carry on the ordinary business of Healthpeak OP, except as otherwise provided in the LLC Agreement or with the consent of the non-managing members. The managing member generally may not, without the prior consent of the members of Healthpeak OP (including the managing member), amend, modify or terminate the LLC Agreement, except for certain amendments described in the LLC Agreement. The managing member may not, except as otherwise provided in the LLC Agreement or with the consent of the non-managing members of Healthpeak OP:

•	transfer all or any portion of its managing membership interest in Healthpeak OP or admit any person as a successor managing member, subject to the exceptions described below; or

•	voluntarily withdraw as the managing member.

Without the consent of each affected member or in connection with a transfer of all of the managing member’s interests in Healthpeak OP in connection with a merger, consolidation or other combination of its assets with another entity, a sale of all or substantially all of the managing member’s assets or a reclassification, recapitalization or change in the managing member’s outstanding stock permitted without the consent of the members as described in Section 11.2(b) of the LLC Agreement, or a permitted termination transaction, the managing member may not enter into any contract, mortgage, loan or other agreement that, in the absence of any default of the managing member of its obligations thereunder, expressly prohibits or restricts the managing member or Healthpeak OP from performing their specific obligations in connection with a redemption of units or expressly prohibits or restricts a non-managing member from exercising its redemption rights in full. In addition to any approval or consent required by any other provision of the LLC Agreement, the managing member may not, without the consent of each affected member, amend the LLC Agreement or take any other action that would:

•	adversely modify in any material respect the limited liability of a member;

•	alter the rights of any member to receive the distributions to which such member is entitled, or alter the allocations specified in the LLC Agreement, except to the extent permitted by the LLC Agreement including in connection with the creation or issuance of any new class or series of membership interest or to effect or facilitate a permitted termination transaction;

•	alter or modify the redemption rights of holders of common units (except as permitted under the LLC Agreement to effect or facilitate a permitted termination transaction);

•	alter or modify the provisions governing the transfer of the managing member’s membership interest in Healthpeak OP (except as permitted under the LLC Agreement to effect or facilitate a permitted termination transaction);

•	remove certain provisions of the LLC Agreement relating to the requirements for the managing member to qualify as a real estate investment trust (“REIT”) or permitting the managing member to avoid paying tax under Sections 857 or 4981 of the Internal Revenue Code of 1986, as amended (the “Code”); or

•	amend the provisions of the LLC Agreement requiring the consent of each affected member before taking any of the actions described above or the related definitions specified in the LLC Agreement (except as permitted under the LLC Agreement to effect or facilitate a permitted termination transaction).

Additional Members

The managing member may cause Healthpeak OP to issue additional units in one or more classes or series or other membership interests and to admit additional members to Healthpeak OP from time to time, on such terms and conditions and for such capital contributions as the managing member may establish in its sole and absolute discretion, without the approval or consent of any member.

The LLC Agreement authorizes Healthpeak OP to issue common units, LTIP Units and preferred units, and Healthpeak OP may issue additional membership interests in one or more additional classes, or one or more series of any of such classes, with such designations, preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing units) as the managing member may determine, in its sole and absolute discretion, without the approval of any additional members or any other person. Without limiting the generality of the foregoing, the managing member may specify, as to any such class or series of membership interest, the allocations of items of Healthpeak OP income, gain, loss, deduction and credit to each such class or series of membership interest.

Ability to Engage in Other Businesses; Conflicts of Interest

The LLC Agreement provides that, without the consent of the members of Healthpeak OP, not to be unreasonably withheld, conditioned, or delayed, the managing member may not conduct any business other than in connection with the ownership, acquisition and disposition of membership interests, the management of the business and affairs of Healthpeak OP, its operation as a reporting company with a class (or classes) of securities registered under the Exchange Act, its operations as a REIT, the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, financing or refinancing of any type related to Healthpeak OP or its assets or activities and such activities as are incidental to those activities discussed above. In general, the managing member must contribute any assets or funds that it acquires to Healthpeak OP whether as capital contributions, loans or otherwise, as appropriate, in exchange for additional membership interests. The managing member may, however, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through Healthpeak OP so long as the managing member takes commercially reasonable measures to ensure that the economic benefits and burdens of such property are otherwise vested in Healthpeak OP.

Distributions

Healthpeak OP will distribute such amounts, at such times, as the managing member may in its sole and absolute discretion determine:

•	first, with respect to any membership interests that are entitled to any preference in distribution, including the preferred units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of such class pro rata in proportion to their respective percentage interests of such class; and

•	second, with respect to any membership interests that are not entitled to any preference in distribution, including the common units and, except as described below with respect to liquidating distributions and as may be provided in any incentive award plan or any applicable award agreement and the LTIP Units, in accordance with the rights of the holders of such class(es) of membership interest, and, within each such class, among the holders of each such class, pro rata in proportion to their respective percentage interests of such class.

Exculpation and Indemnification of Managing Member

The LLC Agreement provides that the managing member is not liable to Healthpeak OP or any member for any action or omission taken in its capacity as managing member, for the debts or liabilities of Healthpeak OP or for the obligations of Healthpeak OP under the LLC Agreement, except for liability for its fraud, willful misconduct or gross negligence, or pursuant to any express indemnity the managing member may give to Healthpeak OP or in connection with a redemption. The LLC Agreement also provides that any obligation or liability in its capacity as the managing member of Healthpeak OP that may arise at any time under the LLC Agreement or any other instrument, transaction or undertaking contemplated by the LLC Agreement will be satisfied, if at all, out of its assets or the assets of Healthpeak OP only, and no such obligation or liability will be personally binding upon any of its directors, stockholders, officers, employees or agents.

In its capacity as managing member, the managing member is entitled to a presumption that any act or failure to act on the part of the managing member, and any decision or determination made by it, is presumed to satisfy its duties as the managing member, whether under the LLC Agreement or otherwise existing at law or in equity, and no act or failure to act by the managing member, or decision or determination made by it (whether with respect to a change of control of Healthpeak OP or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, or otherwise set forth in the LLC Agreement.

In addition, the LLC Agreement provides that, to the fullest extent that a Maryland corporation may indemnify and advance expenses to directors and officers of a Maryland corporation under the laws of the State of Maryland, Healthpeak OP will indemnify, and will pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any indemnitee (as defined in the LLC Agreement) who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service as an indemnitee. The LLC Agreement provides that, without limitation, the foregoing indemnity will extend to any liability of any indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of Healthpeak OP or any subsidiary of Healthpeak OP (including, without limitation, any indebtedness that Healthpeak OP or any subsidiary of Healthpeak OP has assumed or taken subject to). The LLC Agreement further provides that Healthpeak OP may indemnify each indemnitee to the fullest extent permitted by law and the LLC Agreement. The LLC Agreement provides that the termination of any proceeding by judgment, order or settlement does not create a presumption that the indemnitee did not meet the requisite standard of conduct set forth in the LLC Agreement, and that the termination of any proceeding by conviction of an indemnitee or upon a plea of nolo contendere or its equivalent by an indemnitee, or an entry of an order of probation against an indemnitee prior to judgment, does not create a presumption that such indemnitee acted in a manner contrary to that specified in the LLC Agreement with respect to the subject matter of such proceeding. The LLC Agreement further provides that any indemnification pursuant to the LLC Agreement will be made only out of the assets of Healthpeak OP, and neither the managing member nor any other holder will have any obligation to contribute to the capital of Healthpeak OP or otherwise provide funds to enable Healthpeak OP to fund its indemnification obligations under the LLC Agreement. Under the LLC Agreement, an “indemnitee” includes the managing member, each of the managing member’s present or former directors and officers of Healthpeak OP or the managing member, and such other persons (including affiliates or employees of the managing member or Healthpeak OP) as Healthpeak OP may designate from time to time in its sole and absolute discretion.

Healthpeak OP’s obligation to indemnify or advance expenses under the LLC Agreement to any such person shall be reduced by any amount such person has actually received as indemnification or advancement of expenses from any other person, including the managing member or from any insurance policy or policies.

Business Combinations and Dissolution of Healthpeak OP

Subject to the limitations on the transfer of the managing member’s interest in Healthpeak OP described in the LLC Agreement, the managing member generally has the exclusive power to cause Healthpeak OP to merge, reorganize, consolidate, sell all or substantially all of its assets or otherwise combine its assets with another entity. The managing member may also elect to dissolve Healthpeak OP without the consent of any additional member.

Redemption Rights of Qualifying Parties

Beginning 14 months after first acquiring such common units, each member and some assignees of the members will have the right, subject to the terms and conditions set forth in the LLC Agreement, to require Healthpeak OP to redeem all or a portion of the common units held by such member or assignee in exchange for a cash amount per common unit equal to the value of one share of the managing member’s common stock, determined in accordance with and subject to adjustment under the LLC Agreement. Healthpeak OP’s obligation to redeem common units does not arise and is not binding against Healthpeak OP until the 31st business day after the managing member receives the holder’s notice of redemption or, if earlier, the day the managing member notifies the holder seeking redemption that the managing member has declined to acquire some or all of the common units tendered for redemption.

On or before the close of business on the 30th business day after a holder of common units gives notice of redemption to the managing member, the managing member may, in its sole and absolute discretion but subject to the restrictions on the ownership and transfer of its stock set forth in its charter, elect to acquire some or all of the common units tendered for redemption from the tendering party in exchange for shares of its common stock, based on an exchange ratio of one share of common stock for each common unit, subject to adjustment as provided in the LLC Agreement. The LLC Agreement does not require the managing member to register, qualify or list any shares of common stock issued in exchange for common units with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange.

Transfers of Membership Interests

Restrictions on Transfers by Members. Until the expiration of 14 months after the date on which a member acquires a membership interest, no member generally may directly or indirectly transfer all or any portion of such membership interest without the managing member’s consent, which the managing member may give or withhold in its sole and absolute discretion, except for certain permitted transfers to certain affiliates, family members and charities, and certain pledges of membership interests, except as provided for in the LLC Agreement, to lending institutions in connection with bona fide loans. After the expiration of such initial holding period, the member will have the right to transfer all or any portion of its membership interest without the managing member’s consent to any person that is an “accredited investor,” within the meaning set forth in Rule 501 promulgated under the Securities Act, upon ten business days prior notice to the managing member, subject to certain provisions of the LLC Agreement and the satisfaction of conditions specified in the LLC Agreement, including minimum transfer requirements and the managing member’s right of first refusal.

Restrictions on Transfers by the Managing Member. Except as described below, any transfer of all or any portion of the managing member’s interest in Healthpeak OP, whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise, must be approved by the consent of the non-managing members (excluding, for purposes of such consent, any outstanding LTIP Units). Subject to the rights of holders of any class or series of membership interest, the managing member may transfer all (but not less than all) of its membership interest without the consent of the non-managing members in connection with a permitted termination transaction, which is a merger, consolidation or other combination of the managing member’s assets with another entity, a sale of all or substantially all of the managing member’s assets not in the ordinary course of business, or a reclassification, recapitalization or change in any outstanding shares of its stock or other outstanding equity interests, if:

•	in connection with such event, all of the members will receive or have the right to elect to receive, for each common unit, the greatest amount of cash, securities or other property paid to a holder of one share of the managing member’s common stock (subject to adjustment in accordance with the LLC Agreement) in the transaction and, if a purchase, tender or exchange offer is made and accepted by holders of the managing member’s common stock in connection with the event, each holder of common units receives, or has the right to elect to receive, the greatest amount of cash, securities or other property that the holder would have received if it had exercised its redemption right and received shares of the managing member’s common stock in exchange for its common units immediately before the expiration of the purchase, tender or exchange offer and had accepted the purchase, tender or exchange offer; or

•	substantially all of the assets of Healthpeak OP will be owned by a surviving entity (which may be Healthpeak OP or another limited liability company or entity) in which the members of Healthpeak OP holding common units immediately before the event will hold a percentage interest based on the relative fair market value of the net assets of Healthpeak OP and the other net assets of the surviving entity immediately before the event, which interest will be on terms that are at least as favorable as the terms of the common units in effect immediately before the event and as those applicable to any other non-managing members or owners of the surviving entity and will include a right to redeem interests in the surviving entity for the consideration described in the preceding bullet or cash on similar terms as those in effect with respect to the common units immediately before the event, or, if common equity securities of the person controlling the surviving entity are publicly traded, such common equity securities.

The managing member may also transfer all (but not less than all) of its interest in Healthpeak OP to an affiliate of the managing member without the consent of any non-managing members, subject to the rights of holders of any class or series of membership interest.

In addition, any transferee of the managing member’s interest in Healthpeak OP must be admitted as a managing member of Healthpeak OP, assume, by operation of law or express agreement, all of the managing member’s obligations as managing member under the LLC Agreement, accept all of the terms and conditions of the LLC Agreement and execute such instruments as may be necessary to effectuate the transferee’s admission as a managing member.

The managing member may not voluntarily withdraw as the managing member of Healthpeak OP without the consent of a majority in interest of the non-managing members, other than upon the transfer of the managing member’s entire interest in Healthpeak OP and the admission of its successor as a managing member of Healthpeak OP.

LTIP Units

Healthpeak OP is authorized to issue a class of units of membership interest designated as “LTIP Units.” The managing member may cause Healthpeak OP to issue LTIP Units to persons who provide services to or for the benefit of Healthpeak OP, for such consideration or for no consideration as the managing member may determine to be appropriate, and the managing member may admit such persons as members of Healthpeak OP, without the approval or consent of any additional member. Further, the managing member may cause Healthpeak OP to issue LTIP Units in one or more classes or series, with such terms as the managing member may determine, without the approval or consent of any additional member. LTIP Units may be subject to vesting, forfeiture and restrictions on transfer and receipt of distributions pursuant to the terms of any applicable equity-based plan and the terms of any award agreement relating to the issuance of the LTIP Units.

Conversion Rights. Vested LTIP Units are convertible at the option of each member and some assignees of the members (in each case, that hold vested LTIP Units) into common units, upon notice to the managing member and Healthpeak OP, to the extent that the capital account balance of the LTIP unitholder with respect to such LTIP Units is at least equal to the managing member’s capital account balance with respect to an equal number of common units. The Managing member may cause Healthpeak OP to convert vested LTIP Units eligible for conversion into an equal number of common units at any time, upon not less than three calendar days’ notice prior to the conversion date.

If the managing member or Healthpeak OP is party to a transaction, including a merger, consolidation, sale of all or substantially all of its assets or other business combination, as a result of which common units are exchanged for or converted into the right, or holders of common units are otherwise entitled, to receive cash, securities or other property (or any combination thereof), the managing member must cause Healthpeak OP to convert any vested LTIP Units then eligible for conversion into common units immediately before the transaction, taking into account any special allocations of income that would be made as a result of the transaction. Healthpeak OP must use commercially reasonable efforts to cause each member (other than a party to such a transaction or an affiliate of such a party) holding LTIP Units that will be converted into common units in such a transaction to be afforded the right to receive the same kind and amount of cash, securities and other property (or any combination thereof) for such common units that each holder of common units receives in the transaction.

Transfer. Unless an applicable equity-based plan or the terms of an award agreement specify additional restrictions on transfer of LTIP Units, LTIP Units are transferable to the same extent, and subject to the same restrictions, as common units, as described above in the section entitled “Transfers of Membership Interests.”

Voting Rights. Members holding LTIP Units are entitled to vote together as a class with members holding common units on all matters on which members holding common units are entitled to vote or consent, and may cast one vote for each LTIP Unit so held.

Adjustment of LTIP Units. If Healthpeak OP takes certain actions, including making a distribution of units on all outstanding common units, combining or subdividing the outstanding common units into a different number of common units or reclassifying the outstanding common units, the managing member must adjust the number of outstanding LTIP Units or subdivide or combine outstanding LTIP Units to maintain a one-for-one conversion ratio and economic equivalence between common units and LTIP Units.

Preferred Units

Healthpeak OP is authorized to issue preferred units. As of February 10, 2023, there are no preferred units issued or outstanding. Preferred units rank senior to the common units and LTIP Units. Holders of series preferred units are entitled to receive preferential cash distributions in an amount to be fixed at the time of issuance of such units. Holders of preferred units are also entitled to receive a liquidation preference in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of Healthpeak OP that are substantially similar to those of the managing member’s preferred stock (but, in the case of distributions upon the liquidation, dissolution or winding up of the affairs of Healthpeak OP, only to the extent consistent with a liquidation in accordance with positive capital account balances). Preferred units are also subject to redemption by Healthpeak OP in connection with the managing member’s reacquisition of shares of its preferred stock.

Conversion Rights. Preferred units will be converted into common units in the event of a conversion of the managing member’s preferred stock, at the option of holders of shares of preferred stock pursuant to the articles supplementary designating the terms of the preferred stock.

Transfer. Preferred units are transferrable to the same extent as common units.

Voting Rights. The managing member will not have any voting or consent rights in respect of its membership interest represented by the preferred units.

Amendments to Loan Agreements

Following the LLC Conversion, on February 10, 2023, Healthpeak OP and New Healthpeak entered into (i) the Consent and Amendment No. 1 to its Second Amended and Restated Credit Agreement, dated as of September 20, 2021, by and among Old Healthpeak, the lenders listed therein and Bank of America, N.A., as administrative agent (the “Credit Agreement”), and (ii) the Consent and Amendment No. 1 to its Term Loan Agreement, dated August 22, 2022, by and among Old Healthpeak, the lenders listed therein and Bank of America, N.A., as administrative agent (the “Term Loan Agreement” and such amendments in items (i) and (ii), collectively the “Amendments”). Among other things, the Amendments (i) give effect to or otherwise take account of, and provide the consent of the applicable lenders to, the Merger and the LLC Conversion, as applicable, and join New Healthpeak as a guarantor of Healthpeak OP’s obligations under the Credit Agreement and Term Loan Agreement and (ii) provide for the transition from U.S. dollar London Interbank Offered Rate (LIBOR) to Term Secured Overnight Financing Rate (SOFR) for floating rate borrowings denominated in U.S. dollars for all purposes under the Credit Agreement and the Term Loan Agreement. Healthpeak OP, as successor to Old Healthpeak following the LLC Conversion, will remain the borrower under the Credit Agreement and the Term Loan Agreement.

The foregoing summary of the Amendments is qualified in its entirety by reference to the terms and conditions of the Amendments, which are filed herewith as Exhibits 10.2 and 10.3 and incorporated by reference herein.

Supplemental Indentures

In connection with the Merger, on February 10, 2023, Healthpeak OP and New Healthpeak entered into (i) a supplemental indenture (the “1993 Supplemental Indenture”) with The Bank of New York Mellon Trust Company, N.A. to Old Healthpeak’s indenture, dated as of September 1, 1993 (the “1993 Indenture”), and (ii) a supplemental indenture (the “2012 Supplemental Indenture” and, together with the 1993 Supplemental Indenture, the “Supplemental Indentures”) with The Bank of New York Mellon Trust Company, N.A., to Old Healthpeak’s indenture, dated as of November 19, 2012 (the “2012 Indenture” and, together with the 1993 Indenture, the “Base Indentures”), in each case, to, among other things, have New Healthpeak fully and unconditionally guarantee all existing and future senior notes previously issued and to be issued under the applicable Base Indenture and cure ambiguities in certain supplemental indentures to the applicable Base Indenture resulting from the Merger. The foregoing summary of the Supplemental Indentures is qualified in its entirety by reference to the terms and conditions of each of the 1993 Supplemental Indenture and the 2012 Supplemental Indenture, which are filed herewith as Exhibits 4.1 and 4.2, respectively, and incorporated by reference herein.

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the Merger, Old Healthpeak notified the NYSE that the Merger had been completed. The New Healthpeak common stock is trading on the NYSE on an uninterrupted basis under the symbol “PEAK,” which is the same symbol formerly used for common stock, par value $1.00 per share, of Old Healthpeak (“Old Healthpeak common stock”), and has retained the CUSIP number of 42250P103. The NYSE is expected to file with the Securities and Exchange Commission (the “SEC”) an application on Form 25 to delist the Old Healthpeak common stock from the NYSE and to deregister the Old Healthpeak common stock under Section 12(b) of the Exchange Act. Old Healthpeak intends to file with the SEC a certificate on Form 15 requesting that the Old Healthpeak common stock be deregistered under the Exchange Act, and that Old Healthpeak’s reporting obligations under Section 15(d) of the Exchange Act with respect to Old Healthpeak common stock be suspended (although Old Healthpeak will continue to be subject to the reporting requirements of Section 12(b) and 15(d) of the Exchange Act to the extent of the succession of New Healthpeak to the Exchange Act Section 12(b) registration and reporting obligations of Old Healthpeak as noted above under Explanatory Note).

Following the Reorganization, including both the Merger and the LLC Conversion, we expect only New Healthpeak will have Exchange Act reporting obligations. New Healthpeak expects to make filings with the SEC under Old Healthpeak’s prior CIK (0000765880). Pursuant to Rule 3-10 of Regulation S-X, subsidiary issuers of obligations guaranteed by the parent are not required to provide separate financial statements, provided that the subsidiary obligor is consolidated into the parent company’s consolidated financial statements and the parent guarantee is “full and unconditional.” Following the Reorganization, New Healthpeak owns all of its assets and conducts all of its operations through Healthpeak OP, all outstanding senior notes issued by Healthpeak OP are fully and unconditionally guaranteed by New Healthpeak, and Healthpeak OP will be consolidated into Healthpeak Properties, Inc.’s consolidated financial statements. Accordingly, as permitted under Rule 13-01(a)(4)(vi) of Regulation S-X, separate consolidated financial statements of Healthpeak OP are not expected to be presented in any filing pursuant to the Exchange Act or the Securities Act.

Item 3.03	Material Modification of Rights of Securityholders.

The information set forth under and/or incorporated by reference into Items 3.01 and 8.01 is incorporated hereunder by reference.

Item 5.01	Changes in Control of the Registrant.

The information set forth under and/or incorporated by reference into Items 3.01 and 8.01 is incorporated hereunder by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under and/or incorporated by reference into Items 3.01 and 8.01 is incorporated hereunder by reference.

The management and board of directors of New Healthpeak immediately after the Merger is identical to the management and board of directors of Old Healthpeak immediately before the Merger. The executive officers of Old Healthpeak immediately before the Merger serve in the same positions and hold the same titles with New Healthpeak immediately after the Merger and the LLC Conversion.

Amendment to Amended and Restated 2014 Performance Incentive Plan

Effective February 10, 2023, the board of directors of Old Healthpeak adopted an amendment (the “Plan Amendment”) to the Amended and Restated Healthpeak Properties, Inc. 2014 Performance Incentive Plan (the “2014 Plan”), which among other things provides that the plan administrator is authorized to grant awards of LTIP Units under the 2014 Plan to eligible employees, directors or consultants in such amounts and subject to such terms and conditions as may be determined by the plan administrator. Pursuant to the Plan Amendment, LTIP Units are intended to constitute “profits interests” within the meaning of the Internal Revenue Code and may only be issued to an eligible individual for the performance of services to or for the benefit of Healthpeak OP in the individual’s capacity as a member of Healthpeak OP, in anticipation of the individual becoming a member of Healthpeak OP, or as otherwise determined by the plan administrator. The Plan Amendment provides that each LTIP Unit subject to an award under the 2014 Plan shall be treated as a share of common stock (or, for purposes of applying the full-value award ratio under the 2014 Plan, 1.5 shares of common stock) for purposes of calculating the aggregate number of shares of common stock available for issuance under the 2014 Plan and for purposes of the other award limits under the 2014 Plan. The adoption of the Plan Amendment was subject to and conditioned upon, and became effective as of the date of, the consummation of the Merger and the LLC Conversion.

The foregoing description of the Plan Amendment is qualified in its entirety by reference to the complete text of the Plan Amendment, which is filed herewith as Exhibit 10.5 and incorporated by reference herein.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth under and/or incorporated by reference into Items 3.01 and 8.01 is incorporated hereunder by reference.

Item 7.01	Regulation FD Disclosure.

On February 10, 2023, the Company issued a press release announcing that it has completed the Reorganization and posted a set of Frequently Asked Questions about the Reorganization on its website. Copies of the press release and Frequently Asked Questions about the Reorganization have been furnished as Exhibits 99.1 and 99.2, respectively, to this Current Report, and are incorporated herein solely for purposes of this Item 7.01 disclosure.

The information set forth in this Item 7.01 of this Current Report on Form 8-K and the related information in Exhibits 99.1 and 99.2 attached hereto is being furnished herewith, and shall not be deemed filed for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing with, the SEC under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference therein.

Item 8.01	Other Events.

The information set forth above under Explanatory Note is incorporated hereunder by reference.

Merger Agreement

As disclosed above, the Merger became effective on February 10, 2023. The Merger, which was approved by Old Healthpeak’s board of directors on February 2, 2023, was conducted in accordance with Section 3-106.2 of the Maryland General Corporation Law. Accordingly, the Merger did not require the approval of Old Healthpeak’s stockholders, and the Merger did not give rise to statutory dissenters’ rights. The Merger is expected to qualify as a reorganization under Section 368(a)(1)(F) of the Code and Old Healthpeak’s stockholders are not expected to recognize gain or loss for federal income tax purposes as a result of the Merger. Following the Merger, New Healthpeak intends to qualify as a REIT for federal income tax purposes.

Immediately prior to the Effective Time, New Healthpeak filed Articles of Amendment and Restatement (the “New Healthpeak Charter”), such that the New Healthpeak Charter and the Bylaws of New Healthpeak (the “New Healthpeak Bylaws”) immediately following the Effective Time were identical to the charter and bylaws of Old Healthpeak in effect immediately before the Effective Time other than certain changes to the charter permitted by the Maryland General Corporation Law. Accordingly, each share of New Healthpeak common stock has the same designations, rights, powers and preferences, and the qualifications, limitations, restrictions and other terms as the corresponding share of Old Healthpeak common stock immediately prior to the Effective Time. Following the Effective Time, New Healthpeak filed Articles of Amendment to reflect its name change and adopted Amended and Restated Bylaws to (i) reflect its name change, (ii) provide for universal proxy cards in accordance with Rule 14a-19 of the Exchange Act and (iii) make certain technical, conforming, modernizing and clarifying changes.

The foregoing summaries of the Merger Agreement, New Healthpeak Charter, Articles of Amendment, New Healthpeak Bylaws and Amended and Restated Bylaws of New Healthpeak are qualified in their entirety by reference to the Merger Agreement, New Healthpeak Charter, Articles of Amendment, New Healthpeak Bylaws and Amended and Restated Bylaws of New Healthpeak, which are filed herewith as Exhibits 2.1, 3.1, 3.2, 3.3 and 3.4, respectively, and incorporated by reference herein.

Outstanding Equity Plans, Awards and Related Arrangements

Pursuant to the Merger Agreement, (i) at the Effective Time, each outstanding equity-based award covering shares of Old Healthpeak common stock will automatically be converted into an award covering an equal number of shares of New Healthpeak common stock on the same terms and conditions as applied to the corresponding award immediately prior to the Merger, and (ii) on February 15, 2023 (or such other date as may be determined by New Healthpeak that is at least one but not more than 10 business days following the date on which the Effective Time occurs) (the “LTIP Unit Issuance Date”), each such converted restricted stock unit award held by an employee at or above the level of Executive Vice President that the holder has elected to cancel and replace with an award of LTIP Units of Healthpeak OP (each, an “elected RSU award”) will automatically be cancelled and replaced with an award covering (x) with respect to each time-vesting elected RSU award, an equal number of LTIP Units in Healthpeak OP, and (y) with respect to each performance-vesting elected RSU award, a number of LTIP Units in Healthpeak OP equal to the product obtained by multiplying the number of restricted stock units subject to such award by 2.5, which reflects the maximum number of LTIP units that may be earned under the award. Each such LTIP Unit award will be subject to the same vesting terms and conditions as applied to the corresponding restricted stock unit award immediately prior to the LTIP Unit Issuance Date and to such other terms and conditions as are set forth in the applicable award agreements governing awards of LTIP Units granted under the 2014 Plan.

Pursuant to the Merger Agreement and an Omnibus Assignment, Assumption and Amendment entered into between Old Healthpeak and New Healthpeak (the “Omnibus Assignment”), Old Healthpeak assigned to New Healthpeak, and New Healthpeak assumed from Old Healthpeak, all of Old Healthpeak’s rights and obligations under (i) the 2014 Plan and all outstanding awards and award agreements thereunder, other than any future rights and obligations of Healthpeak OP with respect to any LTIP Units, (ii) the Healthpeak Properties, Inc. Non-Employee Directors Stock-for-Fees Program, (iii) the Healthpeak Properties, Inc. Executive Severance Plan, (iv) the Healthpeak Properties, Inc. Executive Change in Control Severance Plan, (v) the Healthpeak Properties, Inc. Non-Executive Change in Control Severance Plan, (vi) the Healthpeak Properties, Inc. 2006 Performance Incentive Plan (as amended through the Effective Time) and all outstanding awards and award agreements thereunder, (vii) the HCP, Inc. Second Amended and Restated Director Deferred Compensation Plan, (viii) the Healthpeak Properties, Inc. Dividend Reinvestment and Stock Purchase Plan, (ix) the Healthpeak Properties, Inc. 2022 Short-Term Incentive Plan and all outstanding awards and award agreements thereunder, (x) any other plans, policies, agreements and commitments of Old Healthpeak in effect as of immediately before the Effective Time with respect to the issuance of capital shares of Old Healthpeak, as compensation or otherwise, to employees, directors or other persons and (xi) all of Old Healthpeak’s obligations with respect to the payment of an amount equal to the aggregate amount of any and all dividends or other distributions to Old Healthpeak’s shareholders that were authorized and declared by Old Healthpeak but not paid prior to the Effective Time. From and after the Effective Time, all documentation pertaining to the foregoing will be deemed amended as necessary to provide that references to Old Healthpeak therein shall be read to refer to New Healthpeak. In addition, the Omnibus Assignment provides for (i) the assignment and amendment of certain provisions contained in the partnership and limited liability company agreements governing certain downREIT and other subsidiaries and any registration rights agreements entered into in connection therewith and (ii) the assignment of certain tax protective provisions.

The foregoing summary of the Omnibus Assignment is qualified in its entirety by reference to the Omnibus Assignment, which is filed herewith as Exhibit 10.4 and incorporated by reference herein.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking” statements within the meaning of federal securities laws. When the Company uses words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Forward-looking statements, including, but not limited to, statements regarding the impacts of the Reorganization on the Company’s financial condition, business operations, financial statements and outstanding securities and the Company’s ability to realize the expected benefits of Reorganization, are not guarantees of future performance and involve risks and uncertainties that may cause the Company’s actual results to differ materially from the Company’s expectations discussed in the forward-looking statements. This may be a result of various factors, including, but not limited to, the risk that changes in legislation or regulations may change the tax consequences of the Reorganization, and those factors discussed in Healthpeak Properties, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2022 and other reports filed from time to time with the SEC. The Company undertakes no obligation to update or revise publicly any forward-looking statements, whether because of new information, future events or otherwise, or to update the reasons why actual results could differ from those projected in any forward-looking statements.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

2.1	Agreement and Plan of Merger, dated February 7, 2023, by and among Healthpeak Properties, Inc., New Healthpeak, Inc. and Healthpeak Merger Sub, Inc.*

3.1	Articles of Amendment and Restatement of Healthpeak Properties, Inc. (formerly New Healthpeak, Inc.)

3.2	Articles of Amendment of Healthpeak Properties, Inc. (formerly New Healthpeak, Inc.)

3.3	Bylaws of New Healthpeak, Inc.

3.4	Amended and Restated Bylaws of Healthpeak Properties, Inc. (formerly New Healthpeak, Inc.)

3.5	Articles of Merger.

4.1	Second Supplemental Indenture, dated as of February 10, 2023, between Healthpeak OP, LLC, as issuer, Healthpeak Properties, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

4.2	Fourteenth Supplemental Indenture, dated as of February 10, 2023, between Healthpeak OP, LLC, as issuer, Healthpeak Properties, Inc., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee.

10.1	Operating Agreement of Healthpeak OP, LLC, dated as of February 10, 2023.

10.2	Consent and Amendment No. 1 to Second Amended and Restated Credit Agreement, dated as of February 10, 2023, by and among Healthpeak OP, LLC, Healthpeak Properties, Inc., the lenders listed therein and Bank of America, N.A., as administrative agent.

10.3	Consent and Amendment No. 1 to Term Loan Agreement, dated as of February 10, 2023, by and among Healthpeak OP, LLC, Healthpeak Properties, Inc., the lenders listed therein and Bank of America, N.A., as administrative agent.

10.4	Omnibus Assignment, Assumption and Amendment, dated February 7, 2023 by and between Healthpeak Properties, Inc. and New Healthpeak, Inc.

10.5	First Amendment to Amended and Restated Healthpeak Properties, Inc. 2014 Performance Incentive Plan.

99.1	Press release of Healthpeak Properties, Inc., dated February 10, 2023.

99.2	Frequently Asked Questions About the Reorganization into an UPREIT Structure, dated February 10, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

*	Certain of the exhibits and schedules to this Exhibit have been omitted in accordance with Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of all omitted exhibits and schedules to the Securities and Exchange Commission upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Healthpeak Properties, Inc.

By:	/s/ Peter A. Scott
Name:	Peter A. Scott
Title:	Chief Financial Officer

Date: February 10, 2023